Exhibit 99.1

Imperial Holdings, Inc. Announces Second Quarter 2014 Results

Company Reports Book Value of $9.83 per Share

Boca Raton, FL, July 30, 2014 – Imperial Holdings, Inc. (NYSE: IFT) (“Imperial” or the “Company”), a specialty finance company with a focus on providing liquidity solutions to owners of illiquid financial assets, announced today its financial results for the three and six month periods ended June 30, 2014.

Three Months Ended June 30, 2014

Total income from continuing operations was $9.0 million for the three months ended June 30, 2014 compared to total income from continuing operations of $65.6 million for the same period in 2013. Income for the three months ended June 30, 2013 was primarily driven by the change in fair value associated with the acquisition of 422 life insurance policies, while no policy acquisitions occurred during the same period in 2014. Total expenses were $19.5 million for the three months ended June 30, 2014 compared to $18.5 million for the same period in 2013. The increase was primarily driven by the change in fair value of $4.7 million associated with the conversion derivative liability embedded in the Company’s convertible notes. This change in fair value was driven in large part by the increase in the Company’s stock price during the period from March 31, 2014 through June 5, 2014, the date the Company obtained shareholder approval to issue shares of common stock in excess of certain NYSE limits. As of June 5, 2014, this conversion derivative liability was reclassified to additional paid-in-capital, net of the related tax impact.

The Company reported a net loss from continuing operations of $6.3 million, or ($.29) per fully diluted share, for the three months ended June 30, 2014, compared to net income of $47.2 million, or $2.22 per fully diluted share, for the same period in 2013.

Six Months Ended June 30, 2014

Total income from continuing operations was $22.6 million for the six months ended June 30, 2014 compared to total income from continuing operations of $67.8 million for the same period in 2013. Income for the six months ended June 30, 2013 was primarily driven by the change in fair value associated with the acquisition of 422 life insurance policies, while no policy acquisitions occurred during the same period in 2014. Total expenses were $32.4 million for the six months ended June 30, 2014 compared to $25.9 million for the same period in 2013. The increase in expenses was primarily due to the change in the fair value of the conversion derivative liability as noted above of $6.8 million and an increase in the fair value of the Company’s revolving credit facility of $3.8 million.

The Company reported a net loss from continuing operations of $9.6 million, or ($.45) per fully diluted share, for the six months ended June 30, 2014, compared to net income of $41.8 million, or $1.97 per fully diluted share, for the same period in 2013. The net loss was impacted by a one-time income tax provision of approximately $3.7 million, which resulted from the adoption of a new accounting pronouncement during the first quarter of 2014.

As of June 30, 2014, the Company had cash and cash equivalents of approximately $82.4 million and had 21,402,990 shares outstanding with a per share book value of $9.83.

Life Settlements Portfolio Highlights

At June 30, 2014, the estimated fair value of the Company’s 593 life insurance policies was $336.8 million compared to $303.0 million for 612 life insurance policies at December 31, 2013. The weighted average discount rate was 18.92% at June 30, 2014 compared to 19.14% at December 31, 2013. The aggregate face value of the Company’s portfolio of life insurance policies was approximately $2.9 billion at June 30, 2014.

Antony Mitchell, Chief Executive Officer of Imperial, commented: “As we enter the second half of 2014, we remain encouraged by the continued interest in our asset class.” Mr. Mitchell concluded, “We expect to execute the first phase of our capital deployment plan during the third quarter and continue through the end of the year.”

Conference Call

The Company will host a conference call today at 5:00 P.M ET. To join the call please dial US Toll Free (877) 312-5529 or from Outside of the US (253) 237-1147 and provide Conference ID 72177663 when prompted.

The conference call will also be broadcast live through a link on the Investor Relations section of the Company’s website at www.imperial.com. Please visit the website at least 10 minutes prior to the call to register, download and install any necessary audio software.

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that provides customized liquidity solutions to owners of illiquid financial assets. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Contact:

David Sasso

Imperial Holdings, Inc.

Director- Investor Relations

561.672.6114

IR@imperial.com

www.imperial.com

Imperial Holdings, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2014	2013*
	(Unaudited)
	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$67,673	$14,722
Cash and cash equivalents (VIE)	14,713	7,977
Restricted cash	—	13,506
Prepaid expenses and other assets	2,003	1,331
Deposits - other	1,379	1,597
Structured settlement receivables, at estimated fair value	388	660
Structured settlement receivables at cost, net	551	797
Investment in life settlements, at estimated fair value	47,954	48,442
Investment in life settlements, at estimated fair value (VIE)	288,892	254,519
Receivable for maturity of life settlements (VIE)	2,100	2,100
Fixed assets, net	47	74
Investment in affiliates	2,384	2,378
Deferred debt costs, net	2,384	—

Total assets	$430,468	$348,103

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$4,227	$2,977
Accounts payable and accrued expenses (VIE)	333	341
Other liabilities	1,267	21,221
Interest payable - senior unsecured convertible notes (Note 10)	2,171	—
Revolving Credit Facility debt, at estimated fair value (VIE)	148,783	123,847
Senior unsecured convertible notes, net of discount	54,645	—
Income taxes payable	—	6,295
Deferred tax liability	8,618	—

Total liabilities	220,044	154,681
Commitments and Contingencies
Stockholders’ Equity
Common stock (par value $0.01 per share, 80,000,000 authorized; 21,402,990 and 21,237,166 issued and outstanding as of June 30, 2014 and December 31, 2013, respectively)	213	212
Additional paid-in-capital	266,311	239,506
Accumulated deficit	(56,100)	(46,296)

Total stockholders’ equity	210,424	193,422

Total liabilities and stockholders’ equity	$430,468	$348,103

*	Derived from audited consolidated financial statements.

Imperial Holdings, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in thousands, except share and per share data)
Income
Interest income	$11	$10	$13	$30
Interest and dividends on investment securities available for sale	—	—	—	14
Loss on life settlements, net	(67)	(1,247)	(426)	(1,247)
Change in fair value of life settlements	9,000	64,846	22,956	66,686
Servicing fee income	—	76	—	310
Other income	52	1,952	55	2,004

Total income	8,996	65,637	22,598	67,797

Expenses
Interest expense	4,061	10,759	6,862	10,861
Loss on extinguishment of Bridge Facility	—	3,991	—	3,991
Change in fair value of Revolving Credit Facility debt	2,689	(5,361)	3,818	(5,361)
Change in fair value of conversion derivative liability	4,697	—	6,759	—
Gain on loan payoffs and settlements, net	—	(65)	—	(65)
Amortization of deferred costs	—	—	—	7
Personnel costs	2,548	2,428	4,716	4,292
Legal fees	3,335	4,240	6,179	7,983
Professional fees	1,248	1,259	2,420	2,062
Insurance	416	479	839	998
Other selling, general and administrative expenses	476	753	822	1,172

Total expenses	19,470	18,483	32,415	25,940

Income (loss) from continuing operations before income taxes	(10,474)	47,154	(9,817)	41,857
Benefit (provision) for income taxes	4,193	—	217	(40)

Net income (loss) from continuing operations	$(6,281)	$47,154	$(9,600)	$41,817

Discontinued Operations:
Income (loss) from discontinued operations, net of income taxes	$(185)	$567	$(204)	$1,572

Net income (loss)	$(6,466)	$47,721	$(9,804)	$43,389

Earnings per share:
Basic and diluted earnings per common share
Continuing operations	$(0.29)	$2.22	$(0.45)	$1.97
Discontinued operations	$(0.01)	$0.03	$(0.01)	$0.07

Net income (loss)	$(0.30)	$2.25	$(0.46)	$2.04

Weighted average shares outstanding:
Basic and diluted	21,350,200	21,219,880	21,347,173	21,213,039

Imperial Holdings, Inc.

Life Finance Business Segment Data

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Period Acquisitions — Policies Owned
Number of policies acquired	—	422	—	430
Average age of insured at acquisition	—	77.7	—	77.7
Average life expectancy - Calculated LE (Years)	—	12.7	—	12.7
Average death benefit	$—	$4,756	$—	$4,744
Aggregate purchase price	$—	$56,875	$—	$58,400

End of Period — Policies Owned
Number of policies owned	593	627	593	627
Average Life Expectancy - Calculated LE (Years)	11.1	11.9	11.1	11.9
Aggregate Death Benefit	$2,873,899	$3,015,140	$2,873,899	$3,015,140
Aggregate fair value	$336,846	$265,773	$336,846	$265,773
Monthly premium — average per policy	$7.6	$7.8	$7.6	$7.8